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                                                                    Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsor and Trustee of Equity Investor Fund,
Focus Series
Biotechnology Portfolio 1999 Series B
Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-83261 of our opinion dated October 13, 1999, relating to the Statement of Condition of Equity Investor Fund, Focus Series, Biotechnology Portfolio 1999 Series B, Defined Asset Funds and to the reference to us under the heading 'How The Fund Works--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 13, 1999

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